AMENDMENT TO THE
MANAGER DIRECTED PORTFOLIOS
TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT, effective as of the 1st day of December, 2017, to the Transfer Agent Servicing Agreement dated as of July 1, 2016, (the "Agreement"), is entered into by and between MANAGER DIRECTED PORTFOLIOS, a Delaware statutory trust (the "Trust") and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add two funds; and

WHEREAS, Section 13 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement and add the following series of Manager Directed Portfolios:

Exhibit H, the Marmont Redwood International Equity Fund and the Marmont Redwood Emerging Markets Fund are hereby added and attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

MANAGER DIRECTED PORTFOLIOS   U.S. BANCORP FUND SERVICES, LLC

By: /s/ Douglas J. Neilson                                                   By: /s/ Anita M. Zagrodnik

            Name: Douglas J Neilson                                                     Name:    Anita M. Zagrodnik

Title: President                                                                      Title:  Senior VP

Exhibit H- Manager Directed Portfolios Transfer Agent Servicing Agreement

Name of Series
Marmont Redwood International Equity Fund
Marmont Redwood Emerging Markets Fund

Transfer Agent, Shareholder & Account Services Fee Schedule at December, 2017

Annual Service Charges to the Fund*
▪	Base Fee per CUSIP $__ first CUSIP, $__ each additional CUSIP
▪	Daily Accrual Fund Accounts $__ per open account
▪	Open Accounts $__ per open account
▪	Closed (zero balance) Accounts $__ per closed account

Annual Basis Point Fee
__ basis point on the first $__ million
__ basis points on the next $__ million
__ basis points on the balance

Services Included in Annual Basis Point Fee
▪	Telephone Calls
▪	Voice Response Calls
▪	Manual Shareholder Transaction & Correspondence
▪	Omnibus Account Transaction
▪	Daily Valuation/Manual 401k Trade
▪	Report Source – Client on-line access to fund and investor data. Includes set up and 2 user Ids.
▪	NSCC System Interface
▪	Short-Term Trader Reporting – Software application used to track and/or assess transaction fees that are determined to be short-term trades.
▪
Excessive Trader – Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.

▪	12b-1 Aging – Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age.

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Telephone toll-free lines, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, DST charges, shareholder/dealer print out (daily confirms, investor confirms, tax, check printing and writing and commissions), voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, omnibus conversions, travel, excess history, FATCA and other compliance mailings, electronic document archiving.

Additional Services
Additional services not included above shall be mutually agreed upon and documented on the Additional Services fee schedule: FAN Web shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, outbound calling & marketing campaigns, training, cost basis reporting,  investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors, physical certificate processing, CUSIP setup, CTI reporting, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), Fund Source, EConnect Delivery, Shareholder Call review analysis, statement support, Mutual Fund Profile II services, dealer/fund merger events, NAV reprocessing and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

* Subject to annual CPI increase – All Urban Consumers – U.S. City Average.
Fees are calculated pro rata and billed monthly.

The monthly fee for an open account shall be charged in the month during which an account is opened through the   month in which such account is closed. The monthly fee for a closed account shall be charged in the month following    the month during which such account is closed

Transfer Agent & Shareholder Services
 Additional Services Fee Schedule at December, 2017

Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
▪	$__ per qualified plan account or Coverdell ESA account (Cap at $__ per SSN)
▪	$__ per transfer to successor trustee
▪	$__ per participant distribution (Excluding SWPs)
▪	$__ per refund of excess contribution
▪	$__ per reconversion/recharacterization

Additional Shareholder Paid Fees
▪	$__ per outgoing wire transfer or overnight delivery
▪	$__ per telephone exchange
▪	$__ per return check or ACH or stop payment
▪	$__ per research request per account (This fee applies to requests for statements older than the prior year)

CUSIP Setup

▪	CUSIP Setup beyond the initial CUSIP – $__per CUSIP
▪	Expedited CUSIP Setup – $__ per CUSIP (Less than 35 days)

Fund Characteristic Change

▪	Fund Name Change – $__ per fund/ per change
▪	Fund CUSIP Change – $__ per fund/ per change

FAN Web Responsive Design (includes Mobile Access)

Shareholder account access through the internet.  Shareholders can securely access account information, conduct financial transactions, and perform account maintenance activities. Electronic document delivery is also available as an adjunct service. This version of FAN Web has a completely redesigned, modern user interface which caters to a full range of connected devices, including tablets and smart phones.
▪	FAN Web Premium (Fund Groups over 50,000 open accounts)
-	Implementation – $__ per fund group – includes up to 90 hours of technical/BSA support
-	Annual Base Fee – $__ per year
▪	FAN Web Select (Fund Groups under 50,000 open accounts)
-	Implementation – $__ per fund group – includes up to 45 hours of technical/BSA support
-	Annual Base Fee – $__ per year
▪	Customization – $__ per hour – (subject to change at prevailing rates of vendor)
▪	Activity (Session) Fees:
-	Inquiry – $__ per event
-	Account Maintenance – $__ per event
-	Transaction – financial transactions, duplicate statement requests, etc. – $__ per event
-	New Account Set-up – $__ per event (Not available with FAN Web Select)
▪	Strong Authentication:
-	$__ per month per active FAN Web ID (Any ID that has had activity within the 180-day period prior to the billing cycle)

FAN Mail

Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
▪	Base Fee Per Management Company – file generation and delivery – $__ per year
▪	Per Record Charge
-	Rep/Branch/ID – $__
-	Dealer – $__
▪	Price Files – $__ per record or $__ per user per month, whichever is less

Additional Services Fee Schedule (Continued)

Vision Electronic Statement Services

Online account access for broker/dealers, financial planners, and RIAs.
▪	Account inquiry
- Inquiry - $__ per event
-	Vision ID - $__ per month per ID
▪	Transaction Processing*
- Implementation Fee - $__ per Management Company
- Transaction – purchase, redeem, and exchange - $__ per event
- Monthly Minimum Charge - $__ per month
▪	Electronic Statements*
-	Implementation- $__ per fund group
-	Load charges-$__ per image
-	Archive charge (for any image stored beyond 2 years)-$__ per document

*Vision ID and event charges also apply.

Fund Source

Client Access to audited fund information, pricing, performance, literature, processing guidelines.
-	$__ per Month – Unlimited Users

Electronic Correspondence

Upon consent from shareholder caller, forms and fulfillment pieces can be sent via email through a secured service rather than mailed.

$__ per Email

Client Web Data Access

USBFS client on-line access to fund and investor data through USBFS technology applications and data delivery and security software.
▪	RMOD – Statement Storage & Retrieval
-	Setup: $__ per user
-	Support: $__ per user per month
▪	ReportSource – Report and Data File Storage & Retrieval
-	Setup: Included in initial fund setup on Transfer Agent system
-	$__ per user per month
Additional Data Delivery Services
▪	Ad Hoc/PowerSelect File Development
-	Standard ad-hoc select: $__ per file
-	Custom coded data for recurring, scheduled delivery: $__ per hour consultation and programming development
-	Support: $__ per file per month for recurring files/reports scheduled for delivery via Report Source.
-	Recurring files scheduled for delivery via Report Source.
▪	Custom Electronic File Exchange (MFS delivery of standard TIP files)
-	Setup: $__ one-time fee
-	Support: $__ per file per month
▪	File Delivery to Alternate Sales Reporting Provider
-	Setup: $__ one-time fee
-	Maintenance Fee: $__ per file per month

Chat Services

▪	Implementation Fee – $__
▪	Monthly Fee – $__ per month
▪	Per Chat Fee – $__ per chat or $__ per minute of chat

Additional Services Fee Schedule (Continued)

Recordkeeping Application Access

▪	Internet VPN – Infrastructure to allow for application accessibility to host systems and file transfers
-	$__ implementation
-	$__ per month
▪	Physical Network – Infrastructure to allow for application accessibility to host systems and file transfers
-	Cost varies depending upon location and bandwidth
▪	TA2000 3270 Emulation (Mainframe Green Screen) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access.
-	$__ implementation
-	$__ per ID per month
▪	TA2000 Desktop (Graphic User Interface to the TA2000 Mainframe) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access provisioning.
-	$__ implementation
-	$__ per ID per month
▪	TA2000 SmartDesk (Web Application to TA2000 Mainframe) – Account inquiry only.
-	$__ implementation
-	$__ per ID per month
▪	Automated Work Distributor (AWD) – Image and workflow application.
-	$__ implementation
-	$__ per ID per month
▪	Same Day Cash Management (SDCM) – Fund level transaction and cash reporting.
-	$__ implementation
-	$__ per ID per month
▪	PowerSelect – SQL database used for ad hoc reporting from the shareholder recordkeeping system.
-	$__ per month

Programming Charges

▪	$__ per hour (subject to change)
▪	Charges incurred for customized services based upon fund family requirements including but not limited to:
-	Fund setup programming (transfer agent system, statements, options, etc.)
-	Conversion programming
-	Customized service development
-	Voice response system setup (menu selections, shareholder system integration, testing, etc.)
-	All other client specific customization and/or development services

Outbound Calling & Marketing Campaigns

▪	Cost based on project requirements including ours, data sourcing and reporting.

Cost Basis Reporting

Annual reporting of shareholder cost basis for non-fiduciary direct accounts.
▪	$__ per direct open account per year

Email Services

Services to capture, queue, monitor, service and archive shareholder email correspondence:
▪	$__ setup per fund group
▪	$__ per month administration
▪	$__ per received email correspondence

Dealer Reclaim Services

Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations.  There will be no correspondence charges related to this service.
▪	$__ per fund group per month

CTI Reporting

Integrated custom detailed call reporting: $__ per monthly report

Additional Services Fee Schedule (Continued)

Literature Fulfillment Services

▪	Account Management/Database Administration
-	$__ per month
-	Receiving – $__ per SKU
-	Order Processing – $__ per order
-	Skid Storage – $__ per month per location
-	Disposal – $__ per SKU
▪	Inbound Teleservicing Only
-	Account Management – $__ per month (OR)
-	Call Servicing – $__ per call
▪	Lead Source Reporting
-	$__ per month
▪	Closed Loop Reporting
-	Account Management – $__ per month
-	Database Installation, Setup – $__ per fund group
▪	Miscellaneous Expenses
-	Included but not limited to specialized programming, kit and order processing expenses, postage, and printing.

Shareholder Call Review Analysis

Includes Call Sampling sent securely to client and Reporting of internal representative reviews.
▪	$__ per Month

Mutual Fund Profile II Services

Initial data review and population as well as ongoing support of information on DTCC's Mutual Fund Profile II site
▪	Initial data population: $__ for less than 25 CUSIPS / $__ for 25 CUSIPS or more
▪	Monthly maintenance: $__ per management company
▪
Additional project fees may apply for events such as fund acquisitions, multiple fund/share class launches, share class charges and other large processing events outside of normal fund activity to be billed at rate of $__/hour

Physical Certificate Processing

Services to support the setup and processing of physical certificated shares for a fund family:
▪	$__ setup per fund group
▪	$__ per certificate transaction

Fund Closing/De-conversion Fees

▪	Programming & File Delivery – $__/hour
▪	Project Management/Analysis – $__/hour
▪	Account Data Retention – $__/account/month until purged*
▪	CUSIP Data Retention – $__/CUSIP/month until purged*

*FINCEN regulations require account retention for 12 months following closing.  Data is purged the first July after retention requirements have been fulfilled.

Additional Services Fee Schedule (Continued)

MARS Sales Reporting & Compliance Services

Standard MARS Version 8i Implementation Cost
▪ $__ – $__ MARS Sales Reporting Module, CRM Module or 22c-2 Compliance Module (Includes up to one year of DST/TA2000 data)

Standard MARS Version 8i Products & Services (Monthly fees)

▪ $__ – $__ MARS Sales & Compliance Reporting (Includes 5 Sales & 5 Compliance Users)

▪ $__ – $__ MARS Sales Reporting (Includes 5 Sales Users)
▪ $__ – $__ MARS 22c-2 Compliance (Includes 5 Compliance Users)
▪	$__ – $__ – Enhanced Services*
Includes up to 160 hours per month of support services. Basic support includes file import assistance, data scrubbing (cleaning of firm, office and rep information), database query requests, compliance report monitoring/review/analysis, and business requirement analysis. Additional Enhanced Services support can be negotiated.

Standard Version 8i System Setup & Implementation Costs (One-time fee)
▪	$__ – SalesForce.com Integration
▪	$__ – Custom Data Interface
▪	$__ – OmniSERV Setup
▪	$__ – Standard Interface
▪	$__ – Additional OmniSERV Interface
Standard Version 8i Licenses (Monthly Fee Per User)
▪ $__ – Sales Reporting
▪	$__ – 22c-2 Compliance
▪	$__ – CRM
▪	$__ – SFDC
Standard Version 8i Products & Services (Monthly Fee)
▪	$__ – OmniSERV
▪	$__ – Daily Transaction Load from Sales Portal
▪	$__ – Monthly Asset Load from Sales Portal
▪	$__ – SalesForce.com
Additional Version 8i Products & Services (Quoted Separately)
Albridge Analytics, CFG Fulfillment, Customer/Account Module, Document Management, Exact Target, iPad/iPhone, Mapping Integration, Merrill Lynch (Compliance Only), NSCC DTT Data Line, Profiling, and RIA Monthly Load.

MARS Lite Implementation Cost – Eligibility Based on AUM and Transaction Size
▪ $__ – MARS Lite Base Sales Reporting Only (Includes up to one year of DST/TA2000 data)
MARS Lite Products & Services (Monthly fees based on AUM)
▪	$__/month (AUM $__ – $__)
▪	$__/month (AUM $__ – $__)
▪	$__/month (AUM $__ – $__)
▪	$__/month (AUM $__ – $__)
Once an AUM of $__ has been reached, additional fees will be negotiated. After an AUM range is surpassed, the monthly services fee would not decrease regardless of negative fluctuations.

Includes Enhanced Services up to 160 hours per month of support services. Basic support includes file import assistance, data scrubbing (cleaning of firm, office and rep information), database query requests and business requirements analysis.

Base includes initial three dealer interfaces. Each additional interface is $__ per month.
Storage allocation includes initial 10GB of data. Each additional 1GB of storage space is $__ per month.
No CRM real-time integration. No system access.

Additional MARS Lite System Setup & Implementation Costs (One-time fee)
▪	$__ – Custom Data Interface
▪	$__ – Standard Interface
▪	$__ – OmniSERV Interface

Any System Upgrades & Enhancements (Quoted separately through a Statement of Work)

MARS Training
▪	$__ /day plus travel and out-of-pocket expenses.
** Any additional costs that may be charged by intermediaries/NSCC for data fees are not included.

Additional Services Fee Schedule (Continued)

Informa Shareholder Electronic Statement Services

Electronic Confirm Presentation
eCDLY will load shareowner daily confirmations (financial transactions only, does not include maintenance confirmations) and send notification to consented shareowners of a new document to view.
▪	Document Loading, Storage, and Access – $__ per statement
▪	Document Consent Processing, Suppression, and Notification – $__ per suppressed statement
▪	Development & Implementation of Electronic Confirm Statements – $__ initial setup fee

Electronic Investor Statement Presentation
eStatements will load shareowner investor statements in a PDF format and send notification to the consented shareowners of a new document to view.
▪	Document Loading, Storage, and Access – $__ per statement
▪	Document Consent Processing, Suppression, and Notification – $__ per suppressed statement
▪	Development & Implementation of Electronic Investor Statements – $__ initial setup fee

Electronic Tax Presentation
eTax will load TA2000 tax forms and send notification to the consented shareowners of a new document to view.
▪	Document Loading, Storage, and Access – $__ per statement
▪	Document Consent Processing, Suppression, and Notification – $__ per suppressed statement
▪	Development & Implementation of Electronic Tax Statements – $__ initial setup fee

Electronic Compliance Presentation
eCompliance allows consented users to receive an email containing a link to the respective compliance material for each compliance run.
▪	Document Consent Processing, Suppression, and Notification – $__ per suppressed statement
▪	Development & Implementation of Electronic Compliance Documents – $__ initial setup fee

Related FAN Web  Fees
▪	View Consent Enrollment – $__ per transaction
▪	Consent Enrollment – $__ per transaction
▪	View Statements – $__ per view

Notes:
▪	Statements presented as PDF documents
▪	Statements will be loaded for all accounts, regardless of consent
▪	Three year minimum term
▪	Storage for two years included in Document Loading, Storage and Access fee. Archive fee of $__ per document per year for three years and greater, if desired
FAN Web customization charges also apply

Advisor's Signature below acknowledges approval of the fee schedules on this Exhibit H.

Marmont Partners LLC

By: /s/ Daniel DiDomenico

Printed Name and Title: Daniel DiDomenico , CCO    Date: 12/22/17